Exhibit 99.1

BROADRIDGE FINANCIAL SOLUTIONS, INC.
BROADRIDGE CORPORATE ISSUER SOLUTIONS PO BOX 1342T, SUITE 1300 BRENTWOOD, NY 11717
BROADRIDGE
FINANCIAL SOLUTIONS, INC. ATTENTION:
TEST PRINT 51 MERCEDES WAY EDGEWOOD, NY 11717
VOTING INSTRUCTIONS
As the record holder for your shares, we will vote your shares based on your instructions,
Please provide us with your voting instructions before the meeting if you do not provide us with your voting instructions, we will not vote your shares.
if you sign and return this form, we will vote any unmarked items based on the board’s recommendations
CARTER VALIDUS MISSION CRITICAL REIT
THIS IS A VOTING INSTRUCTION FORM,
You are receiving this voting instruction form because you hold shares in the above security. You have the right to vote on proposals being presented at the upcoming Special Meeting to be held on 09/26/19 at 10:00 A.M. EDT
Make your vote count.
Vote must be received by 09/25/2019 to be counted.
1472 0797 1133 0441
Visit www.ProxyVote.com
Call 1-800-454-8683
Return this form in the enclosed postage-paid envelope.
Vote in person tire day of the meeting.
Voting on www.ProxyVote.com is easy and fast!
Go to www.ProxyVote.com, enter the control number above and vote!

THIS VOTING INSTRUCTION FORM IS VALID ONLY WHEN SIGNED AND DATED. PLEASE USE BLUE OR BLACK INK AND RETURN ONLY THE BOTTOM PORTION.
CARTER VALIDUS MISSION CRITICAL REIT
Please check this box if you plan to attend the Meeting and vote your shares In person.
The Board recommends you vote FOR the following proposal(s) : 1 and 2
Approve a proposal to merge Carter Validus Mission Critical REIT, Inc. with and into Lightning Merger Sub, LLC, a wholly-owned subsidiary of Carter Validus Mission Critical REIT II, Inc., pursuant to the Agreement and Plan of Merger, dated as of April 11, 2019, by and among Carter Validus Mission Critical REIT, Inc.. Carter Validus Mission Critical REIT II, Inc,, and their respective subsidiaries, which we refer to as the “Merger Proposal’.
Approve a proposal to adjourn the Special Meeting to solicit additional proxies in favor of the Merger Proposal if there are not sufficient votes to approve the Merger Proposal, if necessary and as determined by the chair of the Special Meeting.
‘NOTE* Such other business as may properly come before the meeting or any adjournment thereof.
HOUSEHOLDING ELECTION Please indicate if you consent to receive certain future communications in a single package per household
For Against Abstain
0000221987_ 1    R1.0.1.18 V11087
Signature [PLEASE SIGN WITHIN BOX] Date
1472 0797 1133 0441 09/26/19
146282108 *****ACCOUNT
123,456,789,012.00000 S89064-01S GS2

BROADRIDGE FINANCIAL SOLUTIONS, INC.

BROADRIDGE CORPORATE ISSUER SOLUTIONS
PO BOX 1342T., SUITE 1300
BRENTWOOD, NY 11717

IMPORTANT NOTICE REGARDING DELIVERY
OF SECURITY HOLDER DOCUMENTS (HH)
BROADRIDGE
FINANCIAL SOLUTIONS, INC.
ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY
11717

1 OF 2

2 2

CARTER VALIDUS MISSION CRITICAL REIT

THIS IS A VOTING INSTRUCTION FORM.

You are receiving this voting instruction form because you hold shares in the above security. You have the right to vote on proposals being presented at the upcoming Special Meeting to be held on **09/26/19 at 10:00 A.M. EDT**

Make your vote count.

Vote must be received by ***09/25/2019*** *to be counted.*

→ **1472 0797 1133 0441**

Visit www.ProxyVote.com	**Call 1-800-454-8683**	**Return this form in the enclosed postage-paid envelope.**	**Vote in person the day of the meeting.**

Voting on www.ProxyVote.com is easy and fast!

Go to www.ProxyVote.com, enter the control number above and vote!

VOTING INSTRUCTIONS

As the record holder for your shares, we will vote your shares based on your instructions.

Please provide us with your voting instructions before the meeting. If you do not provide us with your voting instructions, we will not vote your shares.

If you sign and return this form, we will vote any unmarked items based on the board's recommendations.

X

PAGE 1 OF 2

THIS VOTING INSTRUCTION FORM IS VALID ONLY WHEN SIGNED AND DATED. PLEASE USE BLUE OR BLACK INK AND RETURN ONLY THE BOTTOM PORTION.

CARTER VALIDUS MISSION CRITICAL REIT

Please check this box if you plan to attend the Meeting and vote your shares in person. ☐

11

The Board recommends you vote FOR the following proposal(s):1 and 2	For	Against	Abstain
1. Approve a proposal to merge Carter Validus Mission Critical REIT, Inc. with and into Lightning Merger Sub, LLC, a wholly-owned subsidiary of Carter Validus Mission Critical REIT II, Inc., pursuant to the Agreement and Plan of Merger, dated as of April 11, 2019, by and among Carter Validus Mission Critical REIT, Inc., Carter Validus Mission Critical REIT II, Inc., and their respective subsidiaries, which we refer to as the "Merger Proposal".	☐	☐	☐
2. Approve a proposal to adjourn the Special Meeting to solicit additional proxies in favor of the Merger Proposal if there are not sufficient votes to approve the Merger Proposal, if necessary and as determined by the chair of the Special Meeting.	☐	☐	☐

NOTE Such other business as may properly come before the meeting or any adjournment thereof.

0000221987_1 R1.0.1.18 V11087

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household

Yes ☐ No ☐

Signature [PLEASE SIGN WITHIN BOX] Date

1472 0797 1133 0441 09/26/19 123,456,789,012.00000
146282108 *****ACCOUNT S89064-01S GS2

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS (HH) BROADRIDGE
FINANCIAL SOLUTIONS, INC.
ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY
11717

PLEASE RETAIN FOR YOUR RECORDS    HHSTD5
IMPORTANT NOTICE REGARDING HOUSEHOLDING ELECTION OF SHAREHOLDER COMMUNICATIONS
In December 2000, the Securities Exchange Commission enacted a rule that allows multiple shareholders residing at the same address the convenience of receiving a single copy of all shareholder communications if they consent to do so. This is known as” Householding”. Please note that if you do not respond to this notice, Householding will start 60 days after the mailing of this notification. We will allow Householding only upon these certain conditions:
The issuer agrees to have its documents Househeld.
You agree to or do not object to the Householding of your materials.
You have the same last name and exact address as another shareholder(s).
The HOUSEHOLDING ELECTION, which appears on the enclosed proxy card, provides a means for you to notify us whether or not you consent to participate in Householding. By marking “Yes” in the block provided, you will consent to participate in Householding. By marking “No”, you will withhold your consent to participate. If you do nothing, you will be deemed to have given your consent to participate. Your affirmative or implied consent to Household will remain in effect until you revoke it. If you wish to revoke your consent, please call 1 *866-540-7095 and follow the instructions or you may send a written request with your name, the name of your financial institution and your account number at the firm to: Householding Department, 51 Mercedes Way, Edgewood, NY 11717. If you revoke your Householding election, each primary account holder will begin receiving individual copies within 30 days of your revocation.
S8906Q-01S
HHSTS4